UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2025

Primis Financial Corp.

(Exact name of registrant as specified in its charter)

Virginia	001-33037	20-1417448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1676 International Drive, Suite 900

McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 893-7400

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
COMMON STOCK	FRST	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 2, 2025, Primis Financial Corp. (the “Company”) amended its Articles of Incorporation to eliminate the classified structure of the Board of Directors of the Company (the “Board”), beginning at the 2026 annual meeting of Company stockholders (the “Declassification Amendment”). Effective July 2, 2025, the Company also amended and restated its Amended and Restated Bylaws (the “Second Amended and Restated Bylaws”) to reflect the Declassification Amendment. Copies of the Articles of Amendment to the Articles of Incorporation and the Second Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 8.01.	Other Events.

The Board adopted the Primis Financial Corp. Omnibus Incentive Plan (the “Incentive Plan”), which became effective following approval by the Company’s stockholders at the annual meeting of Company stockholders held on June 26, 2025. A description of the material terms of the Incentive Plan was included in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 16, 2025, and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to Articles of Incorporation of Primis Financial Corp. (effective as of July 2, 2025)
3.2	Second Amended and Restated Bylaws of Primis Financial Corp. (effective as of July 2, 2025)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMIS FINANCIAL CORP.

July 7, 2025	By:	/s/ Matthew A. Switzer
Matthew A. Switzer
Chief Financial Officer